                                                                   Exhibit 10.41

                                  NATIONAL CITY
                       EXECUTIVE LONG-TERM DISABILITY PLAN

The Executive Long-Term Disability Plan ("this Plan") is adopted as of the first day of January, 2005, by NATIONAL CITY CORPORATION ("National City").

1. (GENERAL) The purpose of this Plan is to provide Participants with partial income replacement in excess of those benefits provided under the National City Long-Term Disability Plan in the event of their inability to work as a result of accident, illness or other disability. It is intended that this Plan qualify as a wage continuation arrangement within the meaning of Section 105 of the Code.

      1.1 (EFFECTIVE DATE) Except as otherwise provided in this Plan, this Plan shall be effective January 1, 2005.

      2.    (DEFINITIONS) As used in this Plan,

      Contracts mean the Individual Disability Income Policies provided to Participants by the Massachusetts Mutual Life Insurance Company or other Insurance Company as selected by the Plan Administrator;

      Disability means the occurrence of a Total Disability or Partial Disability. For purposes of this definition, a Total Disability is the occurrence of a condition caused by Sickness of Injury, in which the Participant cannot perform the main duties of his/her occupation and is not working at any other occupation. The Participant must be under a doctor's care. A Partial Disability is described in the Rider portion of a contract, if such contract contains a Partial Disability Rider;

      Elimination Period means a period of 180 days of a Participant's total or partial days' absence from active work on account of a single medical condition or conditions medically related thereto, commencing with the date of onset of a Disability and ending on the date of determination of the period, which period is either (a) continuous or (b) comprised of an equivalent number of Business Days occurring during a period of twelve
      (12) calendar months uninterrupted by any period of thirty (30) days or more of active work pursuant to the Participant's work schedule;

      Flex Plan means the Fourth Amended and Restated National City Corporation Flexible Benefits Plan, as amended from time to time, a copy of which is appended to this Plan as an Exhibit;

      Injury means an accidental bodily injury that occurs while the individual is a Participant in the Plan;

      Insurer means the Massachusetts Mutual Life Insurance Company or other Insurer as selected by National City;

      Monthly Flex Pay means, the lesser of (a) an amount equal to one-twelfth (1/12) of an Employee's Flex Pay and (b) the amount obtained by dividing the limitation in effect under Code section 401(a)(17) by twelve (12);

      Named Fiduciary means each of the Plan Administrator and each person or entity the Plan Administrator appoints as a Named Fiduciary pursuant to
      Section 12;

      Participant means an Employee who is described in subsection 3 of the Plan.

      Plan Administrator means National City Corporation in its capacity as Plan Administrator of the Plan;

      Qualified Rehabilitation Program means a program of vocational or occupational rehabilitation which has been approved in writing for a Disabled Participant by the Plan Administrator;

      Sickness means an illness or disease that first appears (makes itself known) while this individual is a Participant in the Plan. Sickness also includes (a) the transplant of a part of the Insured's body to another person and (b) complications of pregnancy or childbirth;

      Supplemental Cash Balance Plan means the National City Corporate Supplemental Cash Balance Pension Plan as amended;

      Welfare Benefits Plan means Third Amended and Restated National City Corporation Flexible Benefits Cafeteria Plan as amended; and

      each other capitalized term used in this Plan which is not defined in this Plan shall have the meaning assigned to it in the Flex Plan;

      the foregoing definitions shall be applicable to the respective plural forms of the foregoing defined terms.

3. (PARTICIPATION) An employee will be eligible to participate in the Plan upon the following:

            (a)   his participation in the Supplemental Cash Balance Plan,

            (b) his eligibility to participate in the Long-Term Disability Option of the Welfare Benefits Plan,

            (c)   if he is at or under age 64, and

            (d) if he is not disabled at the time of eligibility or subject to a significant impairment as determined by the Insurer within the 90 days prior to his eligibility in this plan.

4. (BENEFITS) Each Participant shall be entitled to a Benefit consisting of the replacement, during periods of the Participant's Disability, of a portion of the Participant's Flex Pay until the Participant's coverage under this Plan ends pursuant to subsection 7.2 or subsection 7.4.

      4.1 (CLAIM PERIOD) In no event shall this Plan be liable for payment of Benefits under this Chapter for which a claim is received by the Insurer later than one (1) year after the date of onset of the claimed Disability.

5. (TERMINATION) Each Participant's eligibility to participate in this Plan shall terminate upon the earliest to occur of

            (a)   the Participant's Termination,

            (b) the Participant's last day of active work as an Employee, during any period of severance provided by an Employer,

            (c) the Participant's being regularly scheduled to work fewer than sixteen (16) hours per week,

            (d) the Participant's failure to pay any required premium for coverage within thirty (30) days after the same becomes due and payable, or

            (e)   the Participant becoming Age 65.

6. (PLAN OPTIONS) Except as otherwise provided in this Plan the Benefits provided consists of the payment each month during a Participant's Disability of an amount equal to the difference of sixty percent (60%) times the Participant's Monthly Flex Pay at the date of Disability, as more fully described in Section 8.

7. (ELIGIBILITY FOR BENEFITS) Subject to the conditions of this section 7, a Participant will be entitled to receive a Long-Term Disability Benefit, as described in section 8, for such time as that Participant has a medically verifiable Disability, resulting from causes other than those described in subsection 7.5, which Disability commenced while the Participant was a Participant in the Plan and has existed during and continued beyond an Elimination Period.

      7.1 (MEDICAL VERIFICATION) A Participant's continued eligibility for Disability Benefits is conditioned upon the Participant's furnishing to the Insurer, at the time the Participant makes a claim for Benefits and from time to time thereafter at the Insurer's request and as further described in the Contract, medical verification of the Disability satisfactory to the Insurer, obtained from medical examinations made by a physician or other health care provider selected by the Insurer in its sole discretion. At the request of the Insurer in its discretion, such examination shall be conducted by a physician or health care provider other than the Participant's own treating physician. Such examinations shall be designed to enable the Insurer to determine, during the first two years from the inception of the Disability, whether the Participant is able to perform all of the material duties of the Participant's particular occupation with National City and, following that two-year period, whether the Participant is Totally Disabled.

      7.2 (MENTAL AND NERVOUS DISORDERS) Benefits for Disabilities resulting from mental or nervous disorders, including alcohol and substance abuse, will be paid for only two (2) years unless the Participant is confined to a hospital or institution acceptable to the Named Fiduciary at the end of that two (2) year period. If the Participant is so confined to an acceptable hospital or institution, Benefits will be paid until the Participant is discharged or otherwise released from the hospital or institution.

      7.3 (EARNINGS WHILE DISABLED) A Partially-Disabled Participant who receives earnings from employment will receive Benefits under this Plan according to the terms of the Contract.

      7.4 (TERMINATION OF BENEFITS) Benefits will be paid to a Disabled Participant until the earliest to occur of the following:

            a) the date the Participant is no longer suffering from a Disability;

            b) the date the Participant becomes engaged in gainful employment other than any approved by the Insurer as a Qualified Rehabilitation Program;

            c) the date the Participant refuses to be examined as required by the Plan Administrator in accordance with subsection 7.1;

            d) the date on which the Participant ceases to pursue any legally-available appeal of a denial of benefits under Social Security;

            e)    the date the Participant attains age sixty-five (65);

            f) in the case of a Disability commencing after the Participant attains age sixty (60), the date which will result in a Benefit Period as provided in the Contract;

            g)    the date the Participant dies.

            h)    the date specified in subsection 7.2;

            i) the date on which the Participant declines a position with any Employer as to which the Participant can perform the material and substantial duties of the position with or without reasonable accommodation; and

            j)    as otherwise specified in the Contract.

      7.5 (EXCLUSIONS) Disabilities resulting from the following causes are not covered under this Plan:

            a) injuries suffered during acts of war or active duty in military service;

            b)    normal childbirth and pregnancy;

            c) injuries suffered during the Participant's commission or attempted commission of a crime or engaging in an illegal occupation;

            d) injuries suffered during a Participant's participation in an insurrection, rebellion, riot or civil disturbance; and

            e) any condition for which the Participant refuses to be treated by a licensed physician or other medical practitioner approved by the Named Fiduciary;

            f)    any other cause as described in the contract.

8     (DISABILITY BENEFIT AMOUNT) Disability Benefits shall be determined pursuant to the terms of the Contract. However, such Disability amount shall not exceed the Maximum Benefit Amount.

            8.1 (BENEFIT CALCULATION) The Benefit payable to a Disabled Participant in respect of a month shall be the difference of the amount determined pursuant to the Contract less any Offsetting Benefit. For purposes of this Plan, an Offsetting Benefit means any long-term disability payment received by the Participant under a contract for which National City Corporation or any of its affiliates has directly or indirectly paid the premium except for any long-term disability benefit received under the Welfare Benefits Plan. Each Participant shall notify the Insured of the existence of Offsetting Benefits.

9. (MAXIMUM BENEFIT) Regardless of the Plan Option a Participant selects, in no event shall this Plan pay Benefits in any month in respect of a Monthly Flex Pay amount in excess of $7,500 or as identified in an individual contract.

10. (ADMINISTRATION) This Plan shall be administered by the Insured in accordance with its procedures.

11. (CLAIM PROCEDURES) The Plan Administrator will be responsible for making all determinations as to the rights of a Participant except for the rights to receive Benefits. Responsibility for determining the right to receive Benefits vests with the Insurer. The Plan Administrator may prescribe forms and procedures for making claims for Benefits to the extent such forms or procedures are not prescribed by the terms of the Plan. Exhaustion of the pertinent claims procedures shall be a condition precedent to maintaining other action for Benefits.

      11.1 (DENIAL OF CLAIM) Any denial of a claim by the Insurer shall be in writing, shall be received by the Participant within ninety (90) days of the date the Insurer received the claim and shall set forth in a manner calculated to be understood by the Participant

            (a)   the specific reasons for the denial,

            (b) references to the provisions of the Plan upon which the denial is based,

            (c) a description of additional information, if any, required to complete or support the claim and the reasons for the requirement and

            (d) a reference to any internal rule of guideline relied upon in making any adverse determination,

            (e) a reference to or explanation of any scientific or clinical judgment relied upon in making the determination, and

            (f)   an explanation of the review procedure.

      If the denial cannot be processed within the ninety (90) day period described above, the Insurer shall so notify the Participant, setting forth the reasons for the delay and the date by which the claim is expected to be decided. In no event shall any delay continue for more than one hundred eighty (180) days from the date the claim was received by the Insurer.

      11.2 (REVIEW OF CLAIMS) A Participant or beneficiary of a Participant (or that person's Authorized Representative) whose claim for Benefits has been denied shall be entitled for a period of one hundred eighty (180) days from the date the Insurer's notice of denial is mailed to make a written request for a full review of the decision to deny the claim. Upon each such written request a Named Fiduciary or Named Fiduciaries appointed by the Executive Vice President and Manager of Corporate Human Resources of National City shall conduct a full review of the denied claim, during which the Participant may review relevant documents and submit written comments, documents and other information. The Named Fiduciary shall mail to the Participant within sixty (60) days of the request for review a written decision based upon the facts and upon the pertinent provisions of the Plan. If the review cannot be conducted within the sixty-day period described above, the Plan Administrator or the Named Fiduciary shall so notify the Participant, setting forth reason for the delay and the date by which the review is expected to be conducted. In no event shall any delay continue for more than one hundred twenty (120) days from the date the request for full review was received by the Plan Administrator. To the extent permitted by law the Named Fiduciary's decision shall be final and binding upon all parties.

12. (PLAN ADMINISTRATOR) This Plan shall be administered by the Plan Administrator.

      12.1 (DUTIES AND POWERS) The Plan Administrator shall have such duties and powers as National City may prescribe as necessary to administer this Plan including , without limitation, the powers to appoint one or more Named Fiduciaries to administer this Plan and otherwise make determinations under this Plan. Each such appointment shall be made in writing and shall be evidenced by such contracts and other documents as the Plan Administrator deems advisable. The Plan Administrator and each such Named Fiduciary shall have the following additional powers: such appointment shall be made in writing and shall be evidenced by such contracts and other documents as the Plan Administrator deems advisable. The Plan Administrator and each such Named Fiduciary shall have the following additional powers:

      (a) to construe and interpret this Plan and to decide all questions of eligibility;

      (b) to prescribe procedures to be followed by Participants in making elections under this Plan and in filing claims under this Plan;

      (c) to prepare and distribute to Employees information explaining this Plan;

      (d) to receive from National City, Employers and Participants such information as shall be necessary for the proper administration of this Plan;

      (e) to furnish National City and Participants such annual reports with respect to the administration of this Plan as are reasonable and appropriate;

      (f)   to keep reports of elections and claims;

      (g) to appoint persons to assist in the administration of this Plan and to engage such consultants and agents it deems advisable, including legal and actuarial counsel, to delegate to its agents such duties as it deems advisable and to pay the expenses associated with such appointments and engagements from this Plan to the extent the Plan Administrator deems appropriate consistent with applicable law;

      (h)   to purchase any insurance deemed necessary for providing Benefits;

      (i)   to accept, modify or reject elections under this Plan;

      (j)   to promulgate election and claim forms to be used by Participants;
      and

      (k) to prepare and file reports or returns with respect to this Plan as required by the Code and other laws.

      12.2 (RULES AND DECISIONS) The Plan Administrator may adopt such rules and procedures as it deems necessary, desirable or appropriate. All rules and decisions of the Plan Administrator shall be uniformly and consistently applied to all Participants in similar circumstances. When making any decision or determination, the Plan Administrator shall be entitled to rely upon such information as may be furnished to it by a Participant, National City, legal counsel and the Insurer.

      12.3 (RECORDS) The Plan Administrator and the Insurer shall keep records of all of its decisions.

13. (FUNDING) Benefits under this Chapter shall be payable solely from insurance, and neither National City, nor the Employers, shall be in any manner liable for the payment of any Benefits. National City shall have no obligations to fund any other fund for the payment of Benefits under this Plan nor to insure any of the Benefits under this Plan.

14. (AMENDMENTS; TERMINATION) By joint action of its Chairman, President, Deputy Chairman or Senior Vice President, Human Resources and any one of its Vice Presidents, National City may, in its sole discretion, alter, amend or terminate this Plan at any time it determines to be appropriate provided that:

      (a) no modification shall have any retroactive effect so as to deprive any Participant of Benefits then due, except that any amendment may be made retroactive which is necessary to bring this Plan into conformity with applicable governmental regulations, or in order to qualify the Trust as exempt from tax under Section 501(c)(9) of the Code; and

      (b) no modification may be made which shall affect the duties, liabilities, or obligations of the Trustee without the consent of the Trustee.

15. (EMPLOYMENT) Nothing contained in this Plan shall be construed as a contract of employment between National City and any Employee or between any Employer and any Employee, nor a guaranty of employment with National City or any Employer nor a limitation on the right of National City and each Employer to discharge any of its Employees with or without cause.

16. (ASSIGNMENT) A Participant's rights, interests or Benefits under this Plan shall not be subject in any manner to any voluntary or involuntary anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, prior to funds having been received by the persons entitled thereto under the terms of this Plan.

Notwithstanding the foregoing, payment of Benefits will be made in accordance with any assignment of rights made by or on behalf of a Participant as required by state plan for medical assistance approved under Title XIX of the Social Security Act pursuant to Section 1912(1)(1)(A) of such Act (as in effect on August 10, 1993).

17. (GOVERNING LAW) This Plan shall be construed, administered and governed in all respects under applicable federal law, including without limitation, the provisions of ERISA and the Code and relevant interpretations thereof, and to the extent not preempted by federal law, under the laws of the State of Ohio. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, then it shall be deemed deleted from this Plan and the remaining provisions hereof shall continue to be fully effective. The respective captions to the various sections and subsections of this Plan are for convenience of reference only and shall be disregarded in interpreting the provisions of this Plan.

                                          NATIONAL CITY CORPORATION

                                           By   ________________________________
                                                William E. MacDonald, III
                                          Title ________________________________
                                                Vice Chairman

                                           By   ________________________________
                                                Jon H. Couture
                                          Title ________________________________
                                                Senior Vice President